Exhibit 99.5

Arnold Lippa

[******]

April 12, 2023

RespireRx Pharmaceuticals Inc.

126 Valley Road

Suite C

Glen Rock NJ 07452

Attn: Mr. Jeff Eliot Margolis, Senior VP, CFO, Treasurer and Secretary

Dear Sir/Madam,

I am the owner of 2,100 shares of Series J Convertible Preferred Stock pursuant to that certain Exchange and Settlement Agreement dated April 12, 2023. Please be advised that I wish to immediately transfer all 2,100 shares of the Series J Convertible Preferred Stock to one trust in the amount and in the Trust name described below.

Number of shares to transfer	Name of Trust
2,100	The Arnold Lippa Family Trust of 2007

Thank you for your prompt attention to this matter.

Sincerely,

/s/ Arnold Lippa
Arnold Lippa

Accepted for RespireRx Pharmaceuticals Inc.

/s/ Jeff Eliot Margolis
Jeff Eliot Margolis
Senior VP, CFO, Treasurer and Secretary